AGREEMENT, dated as of July 30, 2004, between TRINITY BUI, an individual residing at 420 East 55th Street, New York, New York 10022 (the "INVESTOR"), and SURFNET MEDIA GROUP, INC., a Delaware corporation with offices located at 2801 South Fair Lane, Tempe, Arizona 85282-3162 (the "COMPANY").

                                  INTRODUCTION

         The Investor desires to acquire from the Company, and the Company desires to induce the Investor to acquire, an aggregate of $150,000 principal amount of 18% Convertible Notes (the "NOTES"), the form of which is attached hereto as Annex A convertible into shares (the "CONVERSION SHARES") of common stock of the Company (the "COMMON STOCK") as set forth in Annex A hereof, and warrants (the "WARRANTS") to acquire an aggregate of 220,590 shares (the "WARRANT SHARES") of Common Stock as set forth in Annex B hereto. This Agreement, together with the Notes and the Warrants, are hereinafter referred to as the "TRANSACTION DOCUMENTS")

         NOW THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1         TRANSACTION STRUCTURE.

         (a) Upon the execution hereof, the Investor shall acquire from the Company Notes in the aggregate principal amount of $35,020 and Warrants exercisable for an aggregate of 51,471 Warrant Shares in exchange for $35,020.

         (b) On each of September 1, 2004, October 1, 2004, November 1, 2004, December 1, 2004, January 1, 2005, and February 1, 2005 (the date hereof, as well as each such date, a "CLOSING DATE"), the Investor shall acquire from the Company Notes in the aggregate principal amount of $19,166.66 and Warrants exercisable for an aggregate of 28,187 Warrant Shares in exchange for $19,166.66.

         (c) If any Closing Date falls on a day that is not a Business Day (as defined below), the closing scheduled to take place on such Closing Date will be made on the next succeeding Business Day with the same force and effect as if made on the Closing Date. "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

         SECTION 2         DELIVERY OF SECURITIES.

(a) On the each Closing Date, the Company shall deliver to Investor the relevant Note and the relevant Warrant pursuant to Section 1 hereof.

(b) The holders of the Conversion Shares (whether held or issuable upon conversion of the Notes) shall be entitled to unlimited piggy-back registrations under the Securities Act of 1933, as amended (the "SECURITIES Act") of the resale of the Conversion Shares. The Company represents and warrants in this regard that it has no obligation to file any registration statement on behalf of itself or any other party and, except in the case of registration statements on Form S-4 or Form S-8, will not file any registration statement unless all of the Conversion Shares, the Warrant Shares, and any securities issued in respect thereof are included for sale or resale therein in their entirety.

         SECTION 3         DELIVERY OF FUNDS.

         On each Closing Date, the Investor shall deliver to the Company cash by check or electronic wire transfer pursuant to Section 1 hereof against delivery of the Notes and Warrants to be purchased thereby pursuant hereto on such date.

         SECTION 4         REPRESENTATIONS AND WARRANTIES.

         (a) The Investor represents and warrants to the Company as follows:

                  (i) The Investor has all necessary right and power to enter into this Agreement (together with the Note, the "TRANSACTION DOCUMENTS") and to carry out the obligations hereunder and to consummate the transactions contemplated hereby. Each of the Transaction Documents requiring execution by the Investor has been duly executed and delivered by the Investor, and constitutes a valid and binding obligation of the Investor, and is enforceable against the Investor in accordance with its respective terms.

                  (ii) The Investor is an individual who has reached the age majority in her state of residence and has all necessary requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use her properties and assets and to carry on the business in which she is now engaged and the businesses in which she contemplates engaging.

                  (iii) The Investor is acquiring the Notes and the Warrants for her own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof.

                  (iv) By virtue of Investor's position, she has access to the same kind of information which would be available in a registration statement filed under the Securities Act.

                  (v) The Investor is a sophisticated investor and an accredited investor, as defined in Rule 501 under the Securities Act.

                  (vi) The Investor understands that she may not sell or otherwise dispose of the Notes, the Conversion Shares, the Warrants, the Warrant Shares or any securities issuable in respect thereof, in the absence of either an effective registration statement under the Securities Act, or an exemption from the registration provisions of the Securities Act.

                  (vii) The Notes, the Conversion Shares, the Warrants, and the Warrant Shares may contain a legend to the effect of (vi) above.

         (b) The Company represents and warrants to the Investor as follows:

                  (i) Except as set forth in the documents (the "SEC DOCUMENTS") filed by the Company with the Securities and Exchange Commission (the "SEC"), the Company has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. The Company is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

                  (ii) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which approximately 11,000,000 shares are outstanding on a fully-diluted basis. Each of such outstanding shares of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as set forth in the SEC Documents and Schedule 4(b)(ii) hereto, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. Except as set forth in the SEC Documents and Schedule 4(b)(ii) hereto, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company.

                  (iii) The financial statements of the Company included in the SEC Documents are true, correct, and complete in all respects and are in accordance with the rules and regulations of the SEC and in accordance with generally accepted accounting principles in the United States consistently applied. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of the Company as of its respective date; each such statement of income and statement of stockholders' equity presents fairly the results of operations of the Company for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to herein are in accordance with the books and records of the Company. Since the last financial statements of Company included in the SEC Documents:

                           (A) There has at no time been a material adverse
                  change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company.

                           (B) The Company has not authorized, declared, paid,
                  or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Company.

                           (C) The operations and businesses of the Company have
                  been conducted in all respects only in the ordinary course, except as discussed in the SEC Documents.

         There is no fact known to the Company which materially adversely affects or in the future (as far as the Company can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company; provided, however, that the Company expresses no opinion as to political or economic matters of general applicability. The Company has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

                  (iv) Neither the Company, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company, nor any stockholder of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (v) The Company has all requisite power and authority to execute, deliver, and perform each of the Transaction Documents. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Transaction Documents thereby. This Agreement has been duly authorized, executed, and delivered by the Company, constitutes the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Notes and the Warrants have been duly authorized by the Company, and following the execution and delivery thereof by the Company, will constitute the legal, valid, and binding obligations of the Company, and shall each be enforceable as to the Company in accordance with its respective terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of any Transaction Document by the Company. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Document; and the execution, delivery, and performance of the Transaction Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before the Transaction Documents were executed under, or create any obligation on the part of the Company to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its businesses, properties, or assets are subject. Neither the Company, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of the Transaction Documents or the transactions contemplated hereby and in connection herewith.

                  (vi) The Conversion Shares, when issued upon conversion of the Notes, and the Warrants Shares, when issued pursuant to, and in accordance with, the terms of the Warrants and upon payment of the exercise price relating thereto, shall be validly authorized and validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

                  (vii) At the date hereof and at the date of the closing of the transactions contemplated hereby:

                           (A) the Common Stock is traded and quoted in the
                  over-the-counter market;

                           (B) the Company has and shall have performed or
                  satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

                           (C) the Company has not, and shall not have taken any
                  action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTC Bulletin Board except as set forth in Schedule 4(b)(vii)(C).

                  (viii) No representation or warranty by the Company in this Agreement contains or, and at the date of the closing of the transactions contemplated hereby will contain, an untrue statement of material fact or omits or, at such closing date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

                  (ix) The Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Company is subject to the periodic reporting requirements of
         Section 13 of the Exchange Act. Each of the SEC Documents was when filed, and, except to the extent superceded or corrected by more recently filed SEC Documents, is at the date hereof, true, complete, and correct in all material respects and complies in all respects with the rules and regulations of the SEC. No SEC Document contained when filed, or currently contains, an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company is in compliance with all requirements applicable thereto under the Exchange Act.

                  (x) The Company is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         SECTION 5         REGISTRATION RIGHTS.

         (a) If, at any time during the seven-year period commencing on the date of this Agreement, the Company shall file a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Securities and Exchange Commission (the "COMMISSION") while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Securities (the "ELIGIBLE Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. As used herein, "REGISTRABLE SECURITIES" shall mean the Conversion Shares (whether issued or issuable upon conversion of the Notes) and the Warrant Shares (whether issued or issuable upon exercise of the Warrants), in each case which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

         (b) In the event of a registration pursuant to the provisions of this
Section 5, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required by reason of this Section 5(b) to register or qualify the Registrable Securities in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which the Company is not then subject.

         (c) The Company shall keep effective any registration or qualification contemplated by this Section 5 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby.

         (d) In the event of a registration pursuant to the provisions of this
Section 5, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

         (e) In the event of a registration pursuant to the provisions of this
Section 5, the Company shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, or preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto, has been issued, nor, to the knowledge of such counsel, has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 5(b).

         (f) In the event of a registration pursuant to the provisions of this
Section 5, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

         (g) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements, and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144 under the Act.

         SECTION 6         INDEMNIFICATION.

         (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the offer and sale of any of the Registrable Securities, or (B) any application or other document or communication (in this Section 10, referred to collectively as an "APPLICATION") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or "blue sky" laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company with respect to such Eligible Holder by, or on behalf of, such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "INDEMNIFIED PARTY") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10(a)) and the Company shall promptly assume the defense of such action, including, without limitation, the employment of counsel reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or the named parties to such action include both the indemnified and the indemnifying parties and such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the Company, which, for reasons of conflict of interest or otherwise, counsel to the Company is not in a position to assert, in any of which events such reasonable fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in, or otherwise seek to terminate, any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

         (b) Each Eligible Holder severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 6(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished to the Company with respect to any Eligible Holder by, or on behalf of, such Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against any Eligible Holder pursuant to this Section 6(b), such Eligible Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6(a) or 6(b) hereof (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Warrant expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by, or on behalf of, any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable

Securities included in such registration in the aggregate (including for this purpose any contribution by, or on behalf of, an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Eligible Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of Conversion Shares and Warrant Shares owned (or which would be owned upon exercise of all Registrable Securities) by it and included in such registration as compared to the number of Conversion Shares and Warrant Shares owned (or which would be owned upon exercise of all Registrable Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 6(c). Anything in this Section 6(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         SECTION 7         MISCELLANEOUS.

         (a) All costs and expenses, including the fees and disbursements of counsel to the Investor incurred in connection with this Agreement and the Notes and the transactions contemplated hereby, will be paid by the Company upon consummation of the transactions contemplated in this Agreement. Notwithstanding the foregoing, in the event that the Investor should sue the Company for breach of this Agreement, the Notes, or the Warrant or for the enforcement thereof and prevail in such action, the legal fees and expenses of such action incurred by the Investor shall be paid for upon demand by the Company.

         (b) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the closing of the transactions contemplated hereby, any further action is necessary or desirable to carry out the purposes of this Agreement or any other Transaction Document, the Company and the Investor, as the case may be, will take all such necessary action.

         (c) At any time prior to the date of the closing of the transactions contemplated hereby any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the pother party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto, or contained herein or in any document delivered pursuant hereto by such other party, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by such other party hereto. Any agreement on the part of any party hereto to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf thereof.

         (d) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introductory paragraph to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 7(d)) Any notice to the Company shall be addressed to the attention of the Corporate Secretary. A copy of any and all notices to Investor shall be delivered in accordance with this section to Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York 10022, Attention: Robert Steven Brown, Esq. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7(d) shall be deemed given at the time of receipt thereof.

         (e) This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         (f) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

         (g) The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         (h) The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         (i) This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

         (j) All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the closing of the transactions contemplated hereby, regardless of any investigation made by or on behalf of any of the parties hereto.

         (k) This Agreement will not be assignable by the Company by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

         (l) This Agreement may be amended with the approval of the parties hereto at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement in a manner legally binding upon them as of the date first above written.


                                                     /s/ Trinity Bui
                                                     ---------------------------
                                                     TRINITY BUI



                                                     SURFNET MEDIA GROUP, INC.



                                                     BY  /s/Robert Arkin
                                                         -----------------------
                                                          ROBERT ARKIN
                                                          CHAIRMAN







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